Exhibit 10.2.1

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This First Amendment to the Exclusive License Agreement (the "Agreement") is entered into and made effective the December 22, 2016 (the "Effective Date") between JMH MD Holdings, having business offices at 6010 Aqua Path, Miami Beach, Florida 33141 (hereinafter referred to as "JMH MD") and Longeveron, LLC, organized under the laws of Delaware, having business offices 1951 NW 7th Avenue, Suite 520, Miami, FL 33136, (hereinafter referred to as " LICENSEE").

WHEREAS, the Agreement JMH MD and Licensee have agreed to amend the Agreement as follows:

1)	Section 3.l (a) of the Agreement is amended to state:

License Issue Fee of two hundred and fifty thousand ($250,000.00) is due to JMH MD within five (5) days of the Effective Date of the Agreement.

2)	Section 13 of the Agreement is amended to change LICENSEE's Suite Number to 520.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized to be effective as of the Effective Date.

Longeveron Inc.

	By:	/s/ Suzanne Page
Suzanne Liv Page, J.D.
Date: April 25, 2018		Chief Operating Officer

JMH MD Holdings

	By:	/s/ Joshua Hare
Joshua M. Hare, M.D.
Date: April 26, 2018		Manager